UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. 1 )

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

VANTAGE HEALTH
(Name of Registrant As Specified In Its Charter)

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[ ]	Fee paid previously with preliminary materials.

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Vantage Health

401 Warren Street, Suite 200

Redwood City, CA 94063

NOTICE OF ACTIONS TAKEN BY

WRITTEN CONSENT OF STOCKHOLDERS

December [   ], 2014

Dear Vantage Health Stockholders:

This Information Statement is being furnished by the Board of Directors (the “Board”) of Vantage Health, a Nevada corporation (“Vantage” or the “Company”), to holders of record of the Company’s common stock, $0.001 par value (the “Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform the holders of our Common Stock (the “Stockholders”) that, on November 24, 2014, holders of at least a majority of the outstanding Common Stock of the Company entitled to vote on the following matters, acted by written consent in lieu of a special meeting of stockholders in accordance with Section 5 of the Company’s Bylaws (the “Bylaws”) and Section 78.320 of the Nevada Revised Statutes (the “NRS”) to (1) authorize the conversion of the Company from a Nevada corporation to a Delaware corporation (the “Conversion”) pursuant to Section 265 of the Delaware General Corporation Law (the “DGCL”) and Sections 92A.105, 92A.120 and 92A.195 of the NRS, and (2) authorize and approve the amendment and restatement of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) by way of a new Certificate of Incorporation for the Company effective as of the Conversion (the “Conversion COI”) among other things, to (a) change the name of the Company from “Vantage Health” to “Vantage mHealthcare, Inc.” (the “Name Change”); (b) authorize and approve an increase in our authorized capital stock from 250,000,000 to 500,000,000 shares, and to reclassify such capital stock into 450,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $0.001 (the “Change in Authorized Capital Stock”); and (c) authorize and approve other changes regarding certain corporate governance matters, as described more fully herein (all such changes, the “Governance Changes” and, with the Name Change and the Change in Authorized Capital Stock, the “Charter Amendments”). The full text of the proposed Conversion COI is attached to this Information Statement as Appendix A.

The approval of the Conversion and the Charter Amendments set forth in the Conversion COI will not become effective until at least 20 calendar days after the initial mailing of this Information Statement, in accordance with Rule 14c-2 promulgated under the Exchange Act, and the Conversion, the Conversion COI and the Charter Amendments will not be implemented until the Company files, after such effective date, the Certificate of Conversion (the “Certificate”) and the Plan of Conversion (the “Plan of Conversion”) with the Secretaries of State of the States of Nevada and Delaware, respectively, and the Certificate and Conversion COI with the Secretary of State of the State of Delaware in connection with the Conversion.

No action is required by you. The accompanying Information Statement is furnished to inform our Stockholders of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Exchange Act. This Information Statement is being first mailed to you on or about December [   ], 2014. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE (1) THE CONVERSION AND (2) THE CHARTER AMENDMENTS SET FORTH IN THE CONVERSION COI, INCLUDING, WITHOUT LIMITATION, THE NAME CHANGE, THE CHANGE IN AUTHORIZED CAPITAL STOCK AND THE GOVERNANCE CHANGES. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR EACH SUCH MATTER UNDER APPLICABLE LAW, THE COMPANY’S CERTIFICATE OF INCORPORATION AND ITS BYLAWS, SO NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE ACTIONS.

By Order of the Board of Directors

Joseph C. Peters
President

Redwood City, CA

December [   ], 2014

Vantage Health

401 Warren Street, Suite 200

Redwood City, CA 94063

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND

REGULATION 14C PROMULGATED THEREUNDER

INTRODUCTORY STATEMENT

Vantage Health (“Vantage” or the “Company”) is a Nevada corporation with principal executive offices located at 401 Warren Street, Suite 200, Redwood City, CA 94063. Our telephone number is (917) 745-7202. On November 14, 2014, the Company’s Board of Directors (the “Board”), after careful consideration, unanimously deemed advisable and approved (1) to authorize the conversion of the Company from a Nevada corporation to a Delaware corporation (the “Conversion”) pursuant to Section 265 of the Delaware General Corporation Law (the “DGCL”) and Sections 92A.105, 92A.120 and 92A.195 of the Nevada Revised Statutes (the “NRS”) and to submit the Conversion to the Company’s stockholders for approval, and (2) to authorize the amendment and restatement of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) by way of a new Certificate of Incorporation for the Company effective as of the Conversion (the “Conversion COI”), among other things, to (a) change the name of the Company from “Vantage Health” to “Vantage mHealthcare, Inc.” (the “Name Change”); (b) increase the authorized capital stock from 250,000,000 to 500,000,000 shares, and to reclassify such capital stock into 450,000,000 shares of common stock, par value $0.001 (the “Common Stock”) and 50,000,000 shares of preferred stock, par value $0.001 (the “Change in Authorized Capital Stock”); and (c) provide for other changes regarding certain corporate governance matters, as described more fully herein (the “Governance Changes” and, with the Name Change, the Change in Authorized Capital Stock, the “Charter Amendments”). This Information Statement is being sent to holders of record of the Company’s Common Stock as of November 24, 2014 (the “Record Date”) by the Board to notify them about actions that the Company’s stockholders have taken by written consent in lieu of a special meeting of the stockholders to approve the Conversion and the Charter Amendments. The written consent was obtained on November 24, 2014 in accordance with the relevant sections of the NRS, the Company’s Certificate of Incorporation and Bylaws.

We are not asking you for a proxy and you are not requested to send us a proxy.

Copies of this Information Statement are expected to be mailed on or about December [   ], 2014, to the holders of record on the Record Date of our outstanding Common Stock. The approval of the Conversion and the Charter Amendments set forth in the Conversion COI will not become effective until at least 20 calendar days after the initial mailing of this Information Statement, in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Conversion, the Conversion COI and the Charter Amendments will not be implemented until the Company files, after such effective date, the Certificate of Conversion (the “Certificate”) and the Plan of Conversion (the “Plan of Conversion”) with the Secretaries of State of the States of Nevada and Delaware, respectively, and the Certificate and the Conversion COI with the Secretary of State of the State of Delaware, in connection with the Conversion. This Information Statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock held of record and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE (1) THE CONVERSION AND (2) THE CHARTER AMENDMENTS SET FORTH IN THE CONVERSION COI, INCLUDING, WITHOUT LIMITATION, THE NAME CHANGE, THE CHANGE IN AUTHORIZED CAPITAL STOCK AND THE GOVERNANCE CHANGES. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR SUCH MATTERS UNDER APPLICABLE LAW, THE COMPANY’S CERTIFICATE OF INCORPORATION AND ITS BYLAWS, SO NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THESE ACTIONS.

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FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. Such forward-looking statements may also include statements, among other things, concerning the efficacy, safety and intended utilization of Vantage’s product candidates, the conduct and results of future clinical trials, plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include, among others, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, trials may have difficulty enrolling, Vantage may not obtain approval to market its product candidates, or outside financing may not be available to meet capital requirements. These forward-looking statements are based on our current expectations. We caution that all forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee.

For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s most recent Annual Report on Form 10-K and other periodic and other filings Vantage files with the Securities and Exchange Commission (the “SEC”) and are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Vantage assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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APPROVAL BY OUR STOCKHOLDERS OF THE CONVERSION AND THE CHARTER AMENDMENTS

General

On November 14, 2014, after due deliberation and careful consideration, the Board unanimously deemed advisable and approved the Conversion and the Charter Amendments, including, without limitation, the Name Change, the Change in Authorized Capital Stock and the Governance Changes, and determined that such matters are in the best interests of the Corporation and the stockholders.

Under the NRS, our Certificate of Incorporation and our Bylaws, stockholders holding at least a majority of voting power of a company who are entitled to vote must approve the Conversion and the Charter Amendments, which include, among other things, the Name Change, the Change in Authorized Capital Stock and the Governance Changes. The holders of Common Stock are entitled to one vote for each share of Common Stock on the approval of the Conversion and the Charter Amendments, which include, among other things, the Name Change, the Change in Authorized Capital Stock and the Governance Changes.

On November 24, 2014, there were 196,479,722 shares of Common Stock issued and outstanding. On November 24, 2014, stockholders holding an aggregate of 112,000,000 shares of Common Stock, or approximately 57% of the outstanding Common Stock, entitled to vote on the matters described herein, executed and delivered a written consent that approved the Conversion and the Charter Amendments, including, without limitation, the Name Change, the Change in Authorized Capital Stock and the Governance Changes.

Effective Date

The approval of the Conversion and the Charter Amendments, including, without limitation, the Name Change, the Change in Authorized Capital Stock and the Governance Changes, will be effective following the 20th calendar day after this Information Statement is first mailed to our Stockholders in accordance with Rule 14c-2 promulgated under the Exchange Act. The Conversion and the Charter Amendments, including, without limitation, the Name Change, the Change in Authorized Capital Stock and the Governance Changes, will be implemented after the approval of such matters is effective in accordance with Rule 14c-2 promulgated under the Exchange Act and the Company files the Certificate and the Plan of Conversion with the Secretary of State of the State of Nevada and the Certificate and the Conversion COI with the Secretary of State of the State of Delaware, respectively.

Dissenters’ Rights

Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under the NRS in connection with the Conversion or the Charter Amendments, including, without limitation, the Name Change, the Change in Authorized Capital Stock and the Governance Changes, and the Company will not independently provide stockholders with any such right.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

No officer, director or director nominee of the Company has any substantial interest in the matters acted upon, other than his role as an officer, director or director nominee of the Company. No director of the Company informed the Company that such director opposed any of the action as set forth in this Information Statement.

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NOTICE ITEM 1

APPROVAL OF THE CONVERSION

General

The Conversion was approved by our Board on November 14, 2014, and by our stockholders on November 24, 2014. The Conversion consists of the conversion of the Company from a Nevada corporation to a Delaware corporation in accordance with the DGCL and the NRS, the filing of the Certificate and the Conversion COI with the Secretary of State of the State of Delaware and the filing of the Certificate and the Plan of Conversion with the Secretary of State of the State of Nevada.

Reasons for the Conversion Transactions

Our Board approved the Conversion because it believes that the Conversion will benefit the Company and our stockholders because (i) Delaware corporate law is more comprehensive, widely used and extensively interpreted than other state corporate laws, including Nevada corporate law, (ii) Delaware law is a preferred jurisdiction for the purpose of raising capital in the financial community and (iii) Delaware law will be more beneficial to the operation of the business of the Company and will enable the Company to more efficiently pursue its business opportunities.

The Plan of Conversion

The Plan of Conversion provides that the Company will convert from a Nevada corporation to a Delaware corporation and thereafter be subject to the laws of the State of Delaware. The Conversion will be considered, in effect, a continuation of existence of the Company, with the existence of the Company deemed to have commenced when the Company was first formed in Nevada.

Summary of the Material Differences between the Company’s Certificate of Incorporation and the Conversion COI

Authorized Capital Stock

The Company’s current Certificate of Incorporation provides for 250,000,000 shared of authorized capital stock consisting of 250,000,000 shares of Common Stock. The Conversion COI provides for 500,000,000 shares of authorized capital stock consisting of 450,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $0.001 (the “Preferred Stock”).

Additionally, the Conversion COI provides that the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote.

Dividends

The Company’s current Certificate of Incorporation does not contain any provisions for dividends. The Conversion COI provides that dividends may be declared and paid on the Company’s Common Stock as determined by the Board of Directors in its sole discretion.

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Board of Directors

The Company’s current Certificate of Incorporation does not contain any provisions regarding the Board of Directors. The Conversion COI provides that:

●	the business and affairs of the Company shall be managed (or under the direction) of the Board of Directors;

●	the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies;

●	special meetings of the stockholders may only be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies;

●	newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by stockholders (subject to the rights of the holders of any series of Preferred Stock then outstanding);

●	any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote at an election of directors, voting together as a single class (subject to the rights of the holders of any series of Preferred Stock then outstanding); and

●	the Board of Directors is expressly authorized to cause the Company to issue rights pursuant to Section 157 of the DGCL.

Bylaws

The Company’s current Certificate of Incorporation does not contain any provisions regarding bylaws. The Conversion COI provides that the Board of Directors is expressly authorized to adopt, amend or repeal Bylaws of the Company or adopt new Bylaws without any action on the part of the stockholders; provided that any Bylaw adopted or amended by the Board of Directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

Indemnification

The Company’s current Certificate of Incorporation does not contain any provisions regarding indemnification. The Conversion COI provides that directors and officers may be indemnified by the Company for expenses, liability or loss incurred in connection with any action related to such director’s or officer’s service to the Company. Additionally, any such director or officer that is indemnified shall have the right to be paid by the Company for any expenses incurred in connection with defending such action. The Conversion COI also provides for the advancement of expenses, insurance and other rights for persons granted indemnification by the Company.

Breach of Fiduciary Duty

The Company’s current Certificate of Incorporation does not contain any provisions regarding liability of directors for breach of fiduciary duty. The Conversion COI provides that no director shall be personally liable to the Company or its stockholders for any monetary damages for breaches of fiduciary duty, except for:

●	any breach of the director’s duty of loyalty to the Company or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	any transaction from which the director derived an improper personal benefit; or

●	liability imposed under Section 174 or successor provisions of the DGCL.

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Anti-Takeover Provisions and Other Governance Changes

The Company’s current Certificate of Incorporation does not contain any provisions regarding advance notice requirements, special meetings of stockholders or super majority voting requirements. The Conversion COI provides that a stockholder must provide advance notice before making a director nomination or making a proposal so the Board of Directors has adequate time to prepare a response and communicate with other stockholders before the annual meeting. The Conversion COI also provides that special meetings of the stockholders may only be called by the Board of Directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors, regardless of vacancies. Additionally, the Conversion COI requires a super majority (80% of the voting power of all of the then outstanding capital stock) stockholder vote to (i) amend, alter or repeal, or adopt any provision inconsistent with certain provisions of the Conversion COI as provided therein and (ii) remove any director or the entire Board of Directors. See “Notice Item 2(c): Approval of the Governance Changes.”

Miscellaneous

The Company’s current Certificate of Incorporation is just a form and does not contain many of the typical organizational provisions. The Conversion COI provides for many typical organizational provisions such as perpetual existence of the Corporation, one vote per share of common stock, directors need not be elected by written ballot unless required by the Bylaws and the Company reserves the right to amend or repeal any provision contained in the Conversion COI in the manner described in the DGCL.

Summary of the Differences of the Corporate Laws of Nevada and Delaware

Nevada Business Combination Statute

The NRS prohibits certain business combinations between a Nevada corporation and an interested stockholder for two years after such person becomes an interested stockholder. Generally, an interested stockholder is a holder who is the beneficial owner of 10% or more of the voting power of a corporation’s outstanding stock and at any time within two years immediately before the date in question was the beneficial owner of 10% or more of the then outstanding stock of the corporation. After the two year period, business combinations remain prohibited unless they are (a) approved by the board of directors prior to the date that the person first became an interested stockholder or a majority of the outstanding voting power not beneficially owned by the interested party, or (b) the interested stockholder satisfies certain fair-value requirements. An interested stockholder is (i) a person that beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation, or (ii) an affiliate or associate of the corporation who, at any time within the past two years, was an interested stockholder of the corporation.

The DGCL prohibits certain transactions between a Delaware corporation and an “interested stockholder,” which is broadly defined as a person (including the affiliates and associates of such person) that is directly or indirectly a beneficial owner of 15% or more of the outstanding voting stock of a Delaware corporation. This provision prohibits certain business combinations (including mergers, consolidations, sales or other dispositions of assets having an aggregate market value of 10% or more of either the consolidated assets of a company or the outstanding stock of a company, and certain transactions that would result in the issuance or transfer of stock of a company, increase the interested stockholder’s proportionate share of ownership in a company or grant the interested stockholder disproportionate financial benefits) between an interested stockholder and a company for a period of three years after the date the interested stockholder acquired its stock, unless: (i) the business combination or the transaction in which the stockholder became an interested stockholder is approved by that company’s board of directors prior to the date the interested stockholder becomes an interested stockholder; (ii) the interested stockholder acquired at least 85% of the voting stock of that company in the transaction in which it became an interested stockholder; or (iii) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting.

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Comparison to Delaware Statutes

Under the DGCL, stockholders owning 15% of the voting stock of a company (or in certain cases an even smaller percentage) might be able to block certain transactions which is a smaller percentage than is currently the case under the NRS. The application of either statute could make more difficult or discourage a tender offer or the completion of a “second step” merger by a holder of a substantial block of a company’s voting stock, irrespective of whether such action might be perceived by stockholders holding a majority of the voting stock to be beneficial to a company and its stockholders.

The application of the DGCL could adversely affect the ability of stockholders to benefit from certain transactions which are opposed by the board or by stockholders owning 15% of the voting stock of a company, even if the price offered in those transactions represents a premium over the then-current market price of a company’s voting stock, to the extent that a market for that stock then exists. To the extent that a board’s disapproval of a proposed transaction discourages establishment of a controlling stock interest, the position of such board and the company’s management may be strengthened, thereby assisting those persons in retaining their positions.

Nevertheless, the Board believes that, on balance, becoming subject to the provisions of the DGCL will be in the best interest of the Company and its stockholders and should deter surprise tender offers or other sudden purchases of a substantial number of outstanding shares. Frequently, such tender offers or other share purchases have been followed by a merger or other form of complete acquisition of the target company by the purchaser without any negotiations with the target company’s board of directors. Such a “second step” business combination automatically eliminates minority interests in the target company, often for less valuable consideration per share than was paid in the purchaser’s original tender offer or market purchases. In other instances, a purchaser has used its controlling interest to affect other transactions having an adverse impact on the target company and its stockholders.

Sales, Leases, Exchanges or Other Dispositions

A Nevada corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by a majority of the outstanding stock of the corporation entitled to vote thereon, unless the certificate of incorporation provides to the contrary.

A Delaware corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by a majority of the outstanding stock of the corporation entitled to vote thereon, unless the articles of incorporation provide to the contrary.

Appraisal Rights

Under Nevada law, stockholders have no appraisal rights in the event of a merger or consolidation of the corporation if the stock of the Nevada corporation is listed on a national securities exchange or if such stock is held of records by more than 2,000 stockholders. Further, no appraisal rights are available for any shares of stock of the corporation surviving a merger if:

(1) the agreement does not amend the certificate of incorporation of the surviving corporation;

(2) each share of stock of the surviving corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and

(3) the increase in the outstanding shares as a result of the merger does not exceed twenty percent (20%) of the shares of the surviving corporation outstanding immediately prior to the merger.

Stockholders of a Nevada corporation have no appraisal rights in a merger between that parent corporation and a subsidiary corporation wholly owned by that parent corporation. Even if appraisal rights would not otherwise be available under Nevada law in the circumstances described above, stockholders would still have appraisal rights if they are required by the terms of the agreement of merger and consolidation to accept for their stock anything other than:

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(1) shares of stock;

(A)	of the surviving corporation; or

(B)	of any other corporation which shares at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders;

(2) cash in lieu of fractional shares; or

(3) a combination of such shares and such cash.

Otherwise, stockholders of a Nevada corporation have appraisal rights in consolidations and mergers.

Under Delaware law, stockholders have no appraisal rights in the event of a merger or consolidation of the corporation if the stock of the Delaware corporation is listed on a national securities exchange or if such stock is held of records by more than 2,000 stockholders. Further, no appraisal rights are available for any shares of stock of the corporation surviving a merger if:

(1) the agreement does not amend the certificate of incorporation of the surviving corporation;

(2) each share of stock of the surviving corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and

(3) the increase in the outstanding shares as a result of the merger does not exceed twenty percent (20%) of the shares of the surviving corporation outstanding immediately prior to the merger.

Stockholders of a Delaware corporation have no appraisal rights in a merger between that parent corporation and a subsidiary corporation wholly owned by that parent corporation. Even if appraisal rights would not otherwise be available under Delaware law in the circumstances described above, stockholders would still have appraisal rights if they are required by the terms of the agreement of merger and consolidation to accept for their stock anything other than:

(1) shares of stock;

(A)	of the surviving corporation; or

(B)	of any other corporation which shares at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders;

(2) cash in lieu of fractional shares; or

(3) a combination of such shares and such cash.

Otherwise, stockholders of a Delaware corporation have appraisal rights in consolidations and mergers.

Under Delaware law, any corporation may provide in its certificate of incorporation that appraisal rights will also be available as a result of an amendment to its certificate of incorporation, any merger or consolidation involving such corporation, or the sale of all or substantially all of the assets of the corporation.

Right to Call Meetings

Under Nevada law, unless otherwise provided in the articles of incorporation or bylaws, the entire board of directors, any two directors or the president may call annual and special meetings of the stockholders and directors.

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Delaware law provides that special meetings of the stockholders may be called by the board of directors or such other persons as are authorized in the certificate of incorporation or bylaws.

However, as described under Notice Item 2(c), “Approval of Governance Changes,” our Conversion COI provides that special meetings of the Stockholders may only be called by the Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors, regardless of vacancies.

Voting by Proxy

Under Nevada law, a stockholder may authorize another person or persons to act for such stockholder by proxy. Under Nevada law, a proxy is only valid for eleven months from its date unless otherwise provided in the proxy.

Under Delaware law, a stockholder may authorize another person or persons to act for such stockholder by proxy. Under Delaware law, a proxy is valid for three years from its date unless otherwise provided in the proxy.

Stockholder Consent to Action Without a Meeting

Under Nevada law, unless otherwise provided in the certificate of incorporation, any action that can be taken at such meeting can be taken without a meeting if written consent thereto is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were presented and voted.

Under Delaware law, unless otherwise provided in the articles of incorporation, any action that can be taken at such meeting can be taken without a meeting if written consent thereto is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were presented and voted.

Procedures for Filling Vacant Directorships

Under Nevada law, unless the articles of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Under Delaware law, unless the certificate of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Amendments to Certificate of Incorporation

Nevada law provides that amendments to the articles of incorporation must be approved by the holders of a majority of the corporation’s stock entitled to vote thereon, unless the articles of incorporation provide for a greater number.

Delaware law provides that amendments to the certificate of incorporation must be approved by the holders of a majority of the corporation’s stock entitled to vote thereon, unless the certificate of incorporation provides for a greater number.

Our Conversion COI provides that the affirmative vote of the holders of shares of voting stock representing at least 80% of the voting power of all of the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with certain provisions of the Conversion COI as provided therein.

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Bylaw Amendments

Under Nevada law, the board of directors may amend, repeal or adopt a corporation’s bylaws unless the articles of incorporation reserve this power exclusively to the stockholders, or the stockholders in amending, repealing or adopting a particular bylaw expressly provide that the board of directors may not amend, readopt or repeal that bylaw.

Under Delaware law, the right to amend, repeal or adopt the bylaws is permitted to the stockholders of the corporation entitled to vote and, if the corporation’s certificate of incorporation so provides, the corporation’s board of directors.

Our Conversion COI provides that the Board is expressly authorized to adopt, amend or repeal the Bylaws or adopt new Bylaws without any action on the part of the Stockholders; provided that any Bylaw adopted or amended by the Board, and any powers thereby conferred, may be amended, altered or repealed by the Stockholders.

Distributions and Dividends

Under Nevada law, except as otherwise provided in the articles of incorporation, a board of directors may authorize and the corporation may make distributions to its stockholders, including distributions on shares that are partially paid. However, no distribution may be made if, after giving effect to such distribution: (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) except as otherwise specifically allowed by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Under Delaware law, a corporation may, subject to any restrictions contained in its certificate of incorporation, pay dividends out of surplus and, if there is not surplus, out of net profits for the current and/or the preceding fiscal year, unless the capital of the corporation is less than the capital represented by issued and outstanding stock having preferences on asset distributions.

Stock Redemption and Repurchase

As noted above, under Nevada law, the purchase or redemption by a corporation of its shares constitutes a distribution. Accordingly, the discussion above relating to distributions is applicable to stock redemptions and repurchases.

Under Delaware law, a corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by such purchase or redemption. A corporation may, however, purchase or redeem out of capital, shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares are to be retired and the capital reduced.

Removal of Directors

Nevada law provides that the any director may be removed, with or without cause, from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. With respect to corporations that elect directors with cumulative voting, any director or directors who constitute fewer than all of the directors may not be removed except upon vote of the stockholders owning sufficient shares to prevent each director’s election at the time of removal.

Under Delaware law, a majority of stockholders then entitled to vote at an election of directors may remove a director with or without cause except: (i) if the board of directors of a Delaware corporation is classified (i.e., elected for staggered terms), in which case a director may only be removed for cause, unless the corporation’s certificate of incorporation provides otherwise; and (ii) in the case of a corporation which possesses cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he is apart.

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Our Conversion COI provides that any director or the entire Board may be removed from office at any time for cause by the affirmative vote of the holders of at least 80% of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote at an election of directors, voting together as a single class.

Indemnification of Directors and Officers

Nevada and Delaware law have similar provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and agents. If the Conversion is approved, the indemnification provisions of Delaware law will not apply to any act or omission that occurs before the effective date of the Conversion. The following is a summary comparison of the indemnification provisions of Nevada and Delaware law:

Nevada law permits a corporation to indemnify a director or former director, against judgments and expenses reasonably and actually incurred by the person in connection with a proceeding if the person (i) acted in good faith, (ii) reasonably believed, in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests, and otherwise, that the person’s conduct was not opposed to the corporation’s best interests, and (iii) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful. If, however, the person is found liable to the corporation, or is found liable on the basis he received an improper personal benefit, then indemnification under Nevada law is limited to the reimbursement of reasonable expenses actually incurred and no indemnification will be available if the person is found liable for (i) willful or intentional misconduct in the performance of the person’s duty to the corporation, (ii) breach of the person’s duty of loyalty owed to the enterprise, or (iii) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation.

Delaware law permits a corporation to indemnify directors, officers, employees, or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding, other than an action by or in the right of the corporation, to which such director, officer, employee or agent may be a party, provided such a director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) in the case of a civil, administrative or investigative proceeding, that his conduct was in or not opposed to the best interests of the corporation, or (b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the corporation against a director, officer, employee or agent, the corporation has the power to indemnify such director, officer, employee or agent for expenses actually and reasonably incurred in connection with such suit (a) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and (b) if such person is found liable to the corporation, only if ordered by a court of law. Section 145 of the DGCL provides that such section is not exclusive of any other indemnification rights, which may be granted by a corporation to its directors, officers, employees or agents.

Mandatory Indemnification

Both Delaware and Nevada law require indemnification for expenses actually and reasonably incurred with respect to any claim, issue or matter on which the director is successful on the merits or otherwise, in the defense of the proceeding.

Limited Liability of Directors

Under Nevada law, unless the articles of incorporation or an amendment thereto (filed on or after October 1, 2003) provides for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

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Delaware law similarly permits the adoption of a provision in the certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director’s breach of the fiduciary duty of care. Delaware law does not permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its stockholders; (ii) failing to act in good faith; (iii) engaging in intentional misconduct or a knowing violation of law; (iv) obtaining an improper personal benefit from the corporation; or (v) declaring an illegal dividend or approving an illegal stock purchase or redemption.

Standard of Care

The standard of care required under Nevada and Delaware law is substantially the same. In general, directors are charged with the duty in their decision-making process and oversight responsibilities to act as would a reasonably prudent person in the conduct of such person’s own affairs.

Material United States Federal Income Tax Consequences of the Conversion

The following discussion summarizes the material United States federal income tax consequences of the Conversion that are expected to apply generally to the holders of the Company’s Common Stock. This summary is based upon current provisions of the Internal Revenue Code (the “IRC”), existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect.

This summary only applies to a stockholder of the Company that is a “U.S. person,” defined to include:

●	a citizen or resident of the United States; a corporation created or organized in or under the laws of the United States, or any political subdivision thereof (including the District of Columbia); and a domestic partnership;

●	an estate the income of which is subject to United States federal income taxation regardless of its source;

●	a trust if either (A) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (B) the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes; or

●	any other person or entity that is treated for United States federal income tax purposes as if it were one of the foregoing.

A holder of Common Stock other than a “U.S. person” as so defined is, for purposes of this discussion, a “non-U.S. person.” If a partnership holds Common Stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Common Stock, you should consult your tax advisor.

This summary assumes that holders of Common Stock hold their shares of Common Stock as capital assets within the meaning of Section 1221 of the IRC (generally, property held for investment). No attempt has been made to comment on all United States federal income tax consequences of the Conversion that may be relevant to particular holders, including holders:

●	who are subject to special treatment under United States federal income tax rules such as dealers in securities, financial institutions, non- U.S. persons, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, or tax-exempt entities;

●	who are subject to the alternative minimum tax provisions of the IRC;

●	who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;

●	who hold their shares as qualified small business stock within the meaning of Section 1202 of the IRC; or

●	who hold their shares as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy.

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In addition, the following discussion does not address the tax consequences of the Conversion under state, local and foreign tax laws. Furthermore, the following discussion does not address any of the tax consequences of transactions effectuated before, after or at the same time as the Conversion, whether or not they are in connection with the Conversion. Accordingly, holders of Common Stock are advised and expected to consult their own tax advisers regarding the federal income tax consequences of the Conversion in light of their personal circumstances and the consequences of the Conversion under state, local and foreign tax laws.

The Company believes that the Conversion of the Company from Nevada to Delaware will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the IRC, which involves a reorganization that is a mere change in identity, form, or place of organization of a corporation. Assuming that the Conversion will be treated in this manner, and subject to the qualifications and assumptions described in this Information Statement: (i) holders of Common Stock will not recognize any gain or loss as a result of the consummation of the Conversion, (ii) the aggregate tax basis of shares of Common Stock received in the Conversion will be equal to the aggregate tax basis of the shares of the Common Stock converted therefor, and (iii) the holding period of the shares of Common Stock received in the Conversion will include the holding period of the shares of Common Stock converted therefor.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE CONVERSION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE CONVERSION’S POTENTIAL TAX EFFECTS. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE CONVERSION AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS.

Accounting Consequences

We believe that there will be no material accounting consequences for us resulting from the Conversion because there is no change in the entity as a result of the Conversion. Accordingly, the historical consolidated financial statements of the Company, which previously have been reported to the SEC on Forms 10-K and 10-Q, among others, as of and for all periods through the date of this Information Statement, will be treated as the financial statements of the Company.

Regulatory Approval

To the Company’s knowledge, the only required regulatory or governmental approval or filing necessary in connection with the consummation of the Conversion will be the filing of the Certificate and the Plan of Conversion with the Secretary of State of the State of Nevada and the filing of the Certificate and the Conversion COI with the Secretary of State of the State of Delaware.

Appraisal Rights of Dissenting Stockholders

The Conversion will not create dissenters’ rights under the NRS. The Company will not independently provide Stockholders with any dissenters’ rights.

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NOTICE ITEM 2

APPROVAL OF THE CHARTER AMENDMENTS

The Charter Amendments will become effective after Stockholder approval is deemed effective in accordance with Rule 14c-2 promulgated under the Exchange Act and upon its acceptance by the Delaware Secretary of State.

NOTICE ITEM 2(a): Approval of the Name Change

The Board has determined that it is advisable and in the best interests of our Stockholders to change the name of our Company from “Vantage Health” to “Vantage mHealthcare, Inc.” in order to more accurately reflect the business of the Company. The holders of at least a majority of the outstanding Common Stock of the Company entitled to vote on the Name Change voted to adopt the Conversion COI implementing the proposed Name Change.

The full text of the proposed Conversion COI is attached to this Information Statement as Appendix A.

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NOTICE ITEM 2(b): Approval of the Change in Authorized Capital Stock

The Board has determined that it is advisable and in the best interests of our Stockholders to increase our authorized capital stock from 250,000,000 to 500,000,000 shares of capital stock, and to reclassify such shares into 450,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $0.001 (the “Preferred Stock”). The holders of at least a majority of the outstanding Common Stock of the Company entitled to vote on the Change in Authorized Capital Stock, voted to adopt the Conversion COI effecting the proposed Change in Authorized Capital Stock. The full text of the proposed Conversion COI is attached to this Information Statement as Appendix A.

As of December 10, 2014, 196,228,812 shares of our Common Stock were issued and outstanding. Accordingly, a total of 52,771,188 shares of our Common Stock are available for future issuance. After the filing of the Conversion COI with the Secretary of State of the State of Delaware, the number of shares of Common Stock available for future issuance will increase to 302,771,188 shares. An additional 200,000,000 shares of Common Stock would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The Board believes it is desirable to increase the number of shares of Common Stock we are authorized to issue to provide us with adequate flexibility for business and financial purposes in the future. The additional shares may be used for various purposes which may not require further stockholder approval. These purposes may include: raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding our business through the acquisition of other businesses or products; and other purposes. We currently have no specific provisions or arrangements to issue any additional shares of Common Stock. Our Board believes it is prudent to have this flexibility.

Although authorization of additional shares of Common Stock is recommended by our Board for the reasons stated herein, and not in consideration of any possible anti-takeover effect, such additional authorization of shares of Common Stock could be used by incumbent management to make it more difficult and, thereby discourage, any attempt to acquire control of us, even though our stockholders may deem such an acquisition desirable. For example, the shares could be privately placed with a purchaser who might support our Board in opposing a hostile takeover bid. The issuance of new shares could also be used to dilute the stock ownership and voting power of a third party seeking to remove directors from our Board, replace incumbent directors, accomplish certain business combinations or alter, amend or repeal portions of our Certificate of Incorporation, as in effect at such time.

The Company does not currently have any authorized shares of preferred stock. After the filing of the Conversion COI with the Secretary of State of the State of Delaware, the Company will have 50,000,000 shares of Preferred Stock available for future issuance. The Company does not currently have any plans with respect to these authorized but unissued shares of Preferred Stock. These shares of Preferred Stock can be used as blank-check preferred stock to raise additional funds or as an anti-takeover defense. Blank-check preferred stock can be used as an anti-takeover defense because the Board can use it to create a new series of preferred stock that may have special voting, conversion or control rights which could make a takeover more difficult.

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NOTICE ITEM 2(c): Approval of the Governance Changes

The Conversion COI includes certain other changes relating to corporate governance matters, highlights of which are discussed below and qualified in their entirety by reference to the text of the Conversion COI attached as Annex A attached hereto.

Preferred Stock

The Conversion COI provides that the Board may issue Preferred Stock of the Company in one or more series at such time or times as the Board may determine, with such powers, preferences and rights as the Board may determine. Additionally, the resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the preferred stock of any other series to the extent permitted by law. This is called blank-check preferred stock, which can be used for financing purposes or as an anti-takeover defense because the Board can use it to create a new series of preferred stock that may have special voting, conversion or control rights which could make a takeover more difficult.

Advance Notice Provisions

Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders must be given in the manner proscribed by the Bylaws of the Company as then in effect. Stockholders have the right, under Delaware law, to nominate persons for election as directors and to make proposals on any matter that is proper for a stockholder vote at the annual meeting. This bylaw requires a stockholder to provide advance notice before making nominations or making a proposal so the Board has adequate time to prepare a response and communicate with other stockholders before the annual meeting.

Special Meetings of Stockholders

Special meetings of the stockholders may only be called by the Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors, regardless of any vacancies. The business to be transacted at any special meeting of the stockholders shall be limited to matters relating to the purpose or purposes stated in the notice. Special meeting limitations can prevent dissidents or hostile bidders from voting on a takeover proposal or initiating a proxy contest at any time other than the company’s annual meeting. Effectively, this limits any potential takeover action to be considered by the stockholders to just once a year, rather than any time the requisite stockholder ownership threshold to call a special meeting is met, and such a meeting is in fact called. A company is less vulnerable to a takeover if it has special meeting limitations, but these provisions are often controversial.

Liability of Directors

No director shall be personally liable to the Company or its stockholders for any monetary damages for breach of fiduciary duty as a director except to the extent liability is imposed by law for any breach of the director’s duty of loyalty to the Company or its stockholders, acts or omissions not in good faith which involve intentional misconduct or knowing violation of law, under Section 174 or successor provisions of the DGCL or for any transaction from which the director derived an improper personal benefit.

Super Majority Stockholder Vote Required for Certain Actions

In addition to any required vote under the DGCL, the affirmative vote of the holders of shares of voting stock representing at least 80% of the voting power of all of the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with certain provisions of the Conversion COI as provided therein.

Any director or the entire Board may be removed from office at any time for cause by the affirmative vote of the holders of at least 80% of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote at an election of directors, voting together as a single class.

Implementing a supermajority approval requirement makes it more difficult for a hostile bidder to dismantle protections in a company’s organizational documents. Otherwise, a bidder could get a simple majority of the stockholders to amend or repeal an important and protective provision, paving the way for an easier takeover.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of December 10, 2014 for (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 197,228,812 shares of Common Stock issued and outstanding as of December 10, 2014. Unless otherwise indicated below, each entity or person listed below maintains an address of 401 Warren Street, Suite 200 Redwood City, CA 94063.

	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Owned

Directors and Executive Officers
Joseph C. Peters	—	—
Tony van Bijleveld	—	—
Steven R. Steinhubl	—	—
Edward Rollins	—	—
Executive officers and directors as a group (4 persons)	—	—

5% or more stockholders
Nanobeak LLC (1)
3 Columbus Circle, 15th Floor
New York, NY 10019	112,000,000	57%
Allison C. Swan (2)
1900 Avenue of the Stars, 7th Floor
Los Angeles, CA 90067	30,000,000	15.2%
John E. Groman (3)
1212 Hancock Street, Suite LL 10
Qunicy, MA 02169	18,460,798	9.4%

(1)	Jeremy Barbera is the beneficial owner of a majority of the outstanding units of Nanobeak LLC, as well as its Chief Executive Officer and managing member, and exercises sole voting and dispositive power over all of the shares of Common Stock owned by Nanobeak.

(2)	Consists of a warrant to purchase 25,000,000 shares of Common Stock held by Accent Healthcare Advisors, LLC and a warrant to purchase 5,000,000 shares of Common Stock held by MLPF&S CUST FBO ALLISON CAROL SWAN, Allison C. Swan’s personal individual retirement account. Ms. Swan has sole voting and dispositive power over all of the warrants.

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(3)	Mr. Groman is the beneficial owner of Common Stock consisting of 9,500,000 shares of Common Stock and warrants to purchase 3,000,000 shares of Common Stock. Bella Sante, Inc. is the owner of 6,773,634 shares of Common Stock. Mr. Groman is the beneficial owner of 88% of Bella Sante, Inc. In total, Mr. Groman has sole voting power over 18,460,798 shares of Common Stock, consisting of 15,460,798 shares of Common Stock and 3,000,000 warrants.

Change of Control

On November 7, 2013, pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”), Bayview Terrace Limited, an international business company incorporated under the laws of the Republic of Seychelles (“Bayview”), sold to Nanobeak LLC, a Delaware limited liability company (the transaction was initially conducted with Nanobeak, Inc. which was subsequently merged with and into Nanobeak LLC, with Nanobeak LLC being the surviving entity) (“Nanobeak”), 112,000,000 shares of the Company’s Common Stock (the “Acquired Shares”). In exchange for the Acquired Shares, Nanobeak issued to Bayview 500,000 shares of Nanobeak’s common stock. As further consideration, Nanobeak granted to Bayview and its affiliates, effective as of the closing of the transactions contemplated by the Stock Purchase Agreement, a perpetual, royalty-free, non-exclusive, non-transferable right and license (without the right to sublicense) to use, develop, make, have made, use, sell, offer for sale, import, export and otherwise commercialize in Africa the mobile sensor breathalyzer being developed by Nanobeak for the detection of various diseases. The Acquired Shares constitute all of the shares of Common Stock of the Company previously owned by Bayview.

As a result of this sale, Bayview transferred control of the Company to Nanobeak, which now beneficially owns approximately 58% of the outstanding voting securities of the Company. Jeremy Barbera is the beneficial owner of a majority of the outstanding units of Nanobeak, as well as its Chief Executive Officer and managing member, and exercises sole voting and dispositive power over all of the shares of Common Stock owned by Nanobeak.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one copy of this Information Statement is being delivered to multiple Stockholders sharing an address, unless the Company has received contrary instructions from one or more of the Stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Information Statement to a Stockholder at a shared address to which a single copy of this document was delivered. A Stockholder may mail a written request to Vantage Health, Attention: Secretary, 401 Warren Street, Suite 200, Redwood City, CA 94063, or call (917) 745-7202, to request:

●	a separate copy of this Information Statement;

●	a separate copy of Information Statements in the future; or

●	delivery of a single copy of Information Statements, if such stockholder is receiving multiple copies of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the SEC. Accordingly, we are required to file reports with the SEC including annual reports, quarterly reports, current reports and other reports as required by SEC rules. All reports that we file electronically with the SEC are available for viewing free of charge over the Internet via the SEC’s EDGAR system at http://www.sec.gov. We will provide without charge to each person who receives a copy of this Information Statement, upon written or oral request, a copy of any information that is incorporated by reference in this Information Statement. Requests should be directed to Vantage Health, Attention: Secretary, 401 Warren Street, Suite 200, Redwood City, CA 94063, or call (917) 745-7202. For further information about us, you may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

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Appendix A

CERTIFICATE OF INCORPORATION

OF

VANTAGE mHEALTHCARE, INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST: The name of the corporation is Vantage mHealthcare, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is [1811 Silverside Road, Wilmington, Delaware 19810, County of New Castle]. The name of its registered agent at such address is [Vcorp Services, LLC].

THIRD: The purpose of the Corporation is to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law or any successor statute.

FOURTH: The Corporation is to have perpetual existence.

FIFTH:

A. Designation and Number of Shares.

The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 500,000,000 shares, consisting of 450,000,000 shares of common stock, par value $0.001 (the “Common Stock”), and 50,000,000 shares of preferred stock, par value $0.001 (the “Preferred Stock”).

The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock designation.

B. Preferred Stock

1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors of the Corporation (the “Board of Directors”) may determine.

2. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation and number of the shares of such series and the powers, preferences and rights of such series, and the qualifications, limitations or restrictions thereof, to the fullest extent such authority may be conferred upon the Board of Directors under the Delaware General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

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C. Common Stock.

1. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors in its sole discretion, subject to provisions of law, any provision of this Certificate of Incorporation, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized, issued and outstanding hereunder. The term “Certificate of Incorporation” as used herein shall mean the Certificate of Incorporation of the Corporation as amended from time to time.

2. Voting. The holders of the Common Stock are entitled to one vote for each share held; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation relating to Preferred Stock).

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation as in effect from time to time, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The directors of the Corporation need not be elected by written ballot unless the Bylaws, as amended from time to time, so provide.

C. Special meetings of the stockholders may only be called by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For the purposes of this Certificate of Incorporation, the term “Whole Board” means the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

SEVENTH:

A. Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by stockholders, and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws, as amended from time to time, of the Corporation.

D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote at an election of directors, voting together as a single class.

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EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws or adopt new Bylaws without any action on the part of the stockholders; provided that any Bylaw adopted or amended by the Board of Directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

NINTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Paragraph C of this Article NINTH with respect to proceedings to enforce rights to indemnification or an advancement of expenses or as otherwise required by law, the Corporation shall not be required to indemnify or advance expenses to any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. In addition to the right to indemnification conferred in Paragraph A of this Article NINTH, an Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Paragraph B or otherwise.

C. If a claim under Paragraph A or B of this Article NINTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise shall be on the Corporation.

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D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation as amended from time to time, the Corporation’s Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

G. The rights conferred upon Indemnitees in this Article NINTH shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article NINTH that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to any such amendment, alteration or repeal.

H. If any word, clause, provision or provisions of this Article NINTH shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article NINTH (including, without limitation, each portion of any section of this Article NINTH containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article NINTH (including, without limitation, each such portion of any section of this Article NINTH containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

TENTH: No director shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 or successor provisions of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. All references in this Article TENTH to a director shall also be deemed to refer to any such director acting in his or her capacity as a Continuing Director (as defined in Article TWELFTH).

ELEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the Delaware General Corporation Law and all rights conferred upon stockholders are granted subject to this reservation; provided that in addition to the vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, Articles SEVENTH, EIGHTH, NINTH, TENTH, this Article ELEVENTH and Article TWELFTH of this Certificate of Incorporation.

TWELFTH: The Board of Directors is expressly authorized to cause the Corporation to issue rights pursuant to Section 157 of the Delaware General Corporation Law and, in that connection, to enter into any agreements necessary or convenient for such issuance, and to enter into other agreements necessary and convenient to the conduct of the business of the Corporation. Any such agreement may include provisions limiting, in certain circumstances, the ability of the Board of Directors of the Corporation to redeem the securities issued pursuant thereto or to take other action thereunder or in connection therewith unless there is a specified number or percentage of Continuing Directors then in office. Pursuant to Section 141(a) of the Delaware General Corporation Law, the Continuing Directors shall have the power and authority to make all decisions and determinations, and exercise or perform such other acts that any such agreement provides that such Continuing Directors shall make, exercise or perform. For purposes of this Article TWELFTH and any such agreement, the term, “Continuing Directors,” means (1) those directors who were members of the Board of Directors of the Corporation at the time the Corporation entered into such agreement and any director who subsequently becomes a member of the Board of Directors, if such director’s nomination for election to the Board of Directors is recommended or approved by the majority vote of the Continuing Directors then in office or (2) such members of the Board of Directors designated in, or in the manner provided in, such agreement as Continuing Directors.

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IN WITNESS WHEREOF, I have executed this Certificate of Incorporation as of December     , 2014.

VANTAGE mHEALTHCARE, INC.

By:	/s/ Joseph C. Peters
Joseph Peters
Sole Incorporator

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